Exhibit 3.962
BYLAWS
OF
THOMAS DISPOSAL SERVICE, INC.
ARTICLE I
OFFICES
     The principal office of the corporation in the State of Missouri shall be located in Clay County, Missouri. The corporation may have such other offices, either within or without the State of Missouri, as the business of the corporation may require from time to time.
     The registered office of the corporation required to be maintained in the State of Missouri, may be, but need not be, identical with the principal office in the State of Missouri, and the address of the registered office may be changed from time to time by the Board of Directors.
ARTICLE II
SHAREHOLDERS
     Section 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held at the hour of 2:00 p.m., on the fourth Wednesday in August in each year beginning with the year 1976 for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently may be.
     Section 2. SPECIAL MEETINGS. Special meetings of the Shareholders may be called by the President, or by the Board of Directors or by the holders of not less than one-fifth (1/5) of all the outstanding shares of the corporation.
     Section 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Missouri as the place of meeting for any annual meeting of the Shareholders or for any special meeting of the Shareholders called by the Board of Directors. The Shareholders may designate any place, either within or without the State of Missouri, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Missouri, except as otherwise provided in Section 5 of this Article.
     Section 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the Shareholder at his address as it appears on the records of the corporation with postage thereon prepaid. In addition to the written or printed notice, a notice of the place, day and hour of the meeting shall be published in a daily or weekly newspaper published in the City or County where the registered office of the corporation is located, the first insertion to be not less than ten days prior to the date of the meeting, and if such notice be published in a weekly newspaper, such notice shall be published at least twice, and if such notice be published in a daily newspaper, such notice shall be published at least nine times.
     Section 5. MEETING OF ALL SHAREHOLDERS. If all of the Shareholders shall meet at any time and place, either within or without the State of Missouri, and consent to the holding of a meeting, such meeting shall be valid, without call or notice, and at such meeting any corporate action may be taken.
     Section 6. VOTING LISTS. The original share ledger or transfer book, or a duplicate thereof kept in this state, shall be prima facie evidence as to who are the Shareholders entitled to vote at any meeting of Shareholders.
     Section 7. QUORUM. A majority of the outstanding shares of the corporation, represented in person or by proxy, shall constitute a quorum at any meeting of the Shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting, from time to time, without further notice, to a date not longer than ninety days from the date originally set for such meeting.
     Section 8. PROXIES. At all meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.
     Section 9. VOTING OF SHARES. Subject to the provisions of Section 11, each outstanding share of capital stock having voting rights shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders.
     Section 10. CUMULATIVE VOTING. Cumulative voting shall not be allowed except in the election of Directors.
     Section 11. INFORMAL ACTION BY SHAREHOLDERS. Any action which may be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.
ARTICLE III
DIRECTORS
     Section 1. GENERAL POWERS. The business, property and affairs of the corporation shall be controlled and managed by its Board of Directors.
     Section 2. NUMBER, ELECTION AND TERM. The number of the Directors of the corporation shall be three (3), who shall be elected at the first annual meeting of the shareholders, and annually thereafter, for a term of one year, and shall hold office until a successor has been elected and has qualified.
     Section 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Missouri, for the holding of additional regular meetings with notice of such resolution to all Directors.
     Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any one Director. The person or persons authorized to call special meetings of the Board of Directors may fix any place in the United States, either within or without the State of Missouri, as the place for holding any special meeting of the Board of Directors called by them.

     Section 5. NOTICE. Notice of any special meeting shall be given at least five days previously thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram provided, however, that if the designated meeting place is without the State of Missouri, an additional five days’ notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
     Section 6. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.
     Section 7. MANNER OF ACTING. The act of the majority of the Directors present at a meeting of the Directors at which a quorum is present shall be the act of the Board of Directors.
     Section 8. VACANCIES. In case of the death or resignation or disqualification of one or more of the Directors, a majority of the survivors or remaining Directors may fill such vacancy or vacancies, only from other Shareholders of the corporation, until the successor or successors are elected at the next annual meeting of the Shareholders. A Director elected to fill a vacancy shall serve as such until the next annual meeting of the Shareholders.
     Section 9. COMPENSATION. Directors as such shall not receive any stated salaries for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided, that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV
OFFICERS
     Section 1. NUMBER AND QUALIFICATION. If the number of Shareholders is less than three, the officers may be President, and Secretary only. Any two or more offices may be held by the same person, except the offices of President and Secretary.
     All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the property and affairs of the corporation as may be provided in the Bylaws, or in the absence of such provision, as may be determined by resolution of the Board of Directors.
     Section 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.
     Section 3. REMOVAL. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever such officer becomes either ineligible or disqualified as a director, or in the judgment of the Board of Directors the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     Section 4. VACANCIES. If the office of any officer of the corporation becomes vacant because of death, resignation, removal, disqualification or for any other reason or if any officer of the corporation is unable to perform the duties of his office for any reason, the Board of Directors may choose a successor who shall replace such officer or the Board of Directors may delegate the duties of any such vacant office to any other officer or to any director of the corporation for the unexpired portion of the term.
     Section 5. PRESIDENT. The President shall be the principal executive officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation. He shall preside at all meetings of the Shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties as may be prescribed by the Board of Directors from time to time.
     Section 6. THE VICE PRESIDENTS. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.
     Section 7. THE TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these Bylaws; (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.
     Section 8. THE SECRETARY. The Secretary, who need not be a Shareholder, shall: (a) keep the minutes of the Shareholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be a custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) sign with the President, or Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.
     Section 9. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.
ARTICLE V
CONTRACTS, LOANS, CHECKS AND DEPOSITS
     Section 1. CONTRACTS. The Board of Directors may authorize any officer or officers, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
     Section 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
     Section 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
     Section 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.
ARTICLE VI
CERTIFICATES FOR SHARES AND THEIR TRANSFER
     Section 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed, manually or by facsimile or otherwise, by the President or Vice President and by the Secretary, and shall be sealed with the seal of the corporation. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and date of issue shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.
     Section 2. TRANSFERS OF SHARES. Shares of stock of the corporation may be transferred on the books of the corporation by delivery of the certificates representing such shares to the corporation for cancellation and with an assignment in writing on the back of the certificate executed by the person named in the certificate as the owner thereof, or by a written power of attorney executed for that purpose by such person. The person registered on the books of the corporation as the owner of shares of stock of the corporation shall be deemed the owner thereof and entitled to all rights of ownership with respect to such shares.
     Section 3. TRANSFER BOOKS. Transfer books shall be maintained under the direction of the secretary, showing the ownership and transfer of all certificates of stock issued by the corporation.
     Section 4. TREASURY STOCK. All issued and outstanding stock of the corporation that may be purchased or otherwise acquired by the corporation shall be treasury stock, and shall be subject to disposal by action of the Board of Directors. Such stock shall neither vote nor participate in dividends while held by the corporation.
ARTICLE VII
FISCAL YEAR
     The fiscal year of the corporation shall begin on the first day of                      in each year and end on the last day of                      in each year.
ARTICLE VIII
DIVIDENDS

     The Board of Directors may from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.
ARTICLE IX
SEAL
     The corporation shall have a corporate seal which shall have inscribed thereon “Thomas Disposal Service, Inc.” and also thereon shall bear the words “Corporate Seal” and “Missouri”. The corporate seal may be affixed by impression or may be by facsimile.
ARTICLE X
WAIVER OF NOTICE
     Whenever any notice whatever is required to be given under the provisions of these Bylaws or under the provisions of the Articles of Incorporation, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
ARTICLE XI
INDEMNIFICATION OF OFFICERS AND DIRECTORS AGAINST
LIABILITIES AND EXPENSES IN ACTIONS
     Each director or officer or former director or former officer or officers of the corporation, and his legal representative, shall be indemnified by this corporation against liabilities, expenses, counsel fees and costs reasonably incurred by him or his estate in connection with, or arising out of, any action, suit, proceeding or claim in which he is made a party by reason of being or having been such director or officer.
ARTICLE XII
AMENDMENTS
     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any annual meeting of the Shareholders or at any special meeting of the Shareholders called for that purpose. The Board of Directors may adopt emergency Bylaws as provided by law.

/s/ Patrick A. Thomas, President

Chairman
ATTEST:

/s/ Margaret Thomas
Secretary